UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the promotions described in Item 5.02, the Registrant increased the base salaries for each of Mark Schmidt and Joseph Sawitsky to $250,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2006, the Registrant announced that Benny Noens would be resigning as President and Chief Executive Officer of the Registrant effective July 1, 2006 for personal reasons. Mr. Noens also resigned from the Board of Directors of the Registrant effective immediately. The terms of a separation agreement with Mr. Noens’ are not yet complete. An amended 8-K will be filed upon execution of the separation agreement.

The Registrant also announced the formation of an Office of the Chief Executive consisting of Chairman C. Harry Knowles, current CEO Benny Noens, until his departure in July, Mark Schmidt, Joseph Sawitsky and Frank Zirnkilton to manage the Registrant through this period of transition.

In addition, the Registrant announced the promotions of Mark Schmidt to Executive Vice President, Strategic Initiatives and Joseph Sawitsky to Executive Vice President, Operations.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Document
99.1	Press Release dated April 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc. (Registrant)

April 26, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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